Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Buzz Media Ltd. on Form SB-2, of our report dated July 24, 2007, relating to the financial statements of Buzz Media Ltd. for the period ended May 31, 2007, and to the use of our name and the statements with respect to us, as appearing in the prospectus.

/s/ Schumacher & Associates
Schumacher & Associates, Inc.
Denver, Colorado

July 24, 2007